                                                                    EXHIBIT 10.6


                            STOCK PURCHASE AGREEMENT

                                    BETWEEN

                             CLS ENTERPRISES, INC.

                                     SELLER

                                      AND

                            SUMMIT LIFE CORPORATION

                                     BUYER


                                April 14, 1995
                                --------------

                            STOCK PURCHASE AGREEMENT



     THIS AGREEMENT is made and entered into effective the ______ day of ____________, 1998, by and among SUMMIT LIFE CORPORATION, an Oklahoma Corporation (the "Buyer"), together with CLS ENTERPRISES, INC., an Oklahoma Corporation, (the "Seller").

                                  WITNESSETH:

     The Seller owns all of the issued and outstanding capital stock of CLS Enterprises, INC. ("'CLS") an Oklahoma Corporation.
     The Buyer wishes to purchase all of the issued and outstanding stock of CLS.
     The Buyer wishes to purchase and the Seller wishes to sell all of the issued and outstanding stock of CLS.
     In consideration of the mutual promises set forth in this Agreement, the parties agree as follows:


                        I. SALE OF THE SHARES


     1.01      Description of the Shares.

          A. There is presently authorized 50,000 shares of the $1.00 par value Common stock of CLS and 50,000 shares of the $1.00 par value Preferred stock of CLS, of which 200 common shares and 0 preferred shares are issued and outstanding, which shares are owned as follows: (copies of the certificates of which are attached hereto, together with copies of the Articles, By-laws and Minutes, as Exhibit ("1"). The Rights, duties, obligations and preferences of the various classes of stock are set forth in the Articles as shown on Exhibit "1".

             Shareholder:    CHARLES L. SMITH      100 common

                             JAMES L. SMITH        100 common

     1.02 Sale and Purchase of the Shares of CLS. Subject to all the terms and conditions hereof, and in reliance upon the representations and warranties of the Buyer contained herein, the Seller hereby agrees to sell 100% of all of the authorized and issued shares of common and preferred stock of CLS, which, heretofore, have been authorized and/or issued, to the Buyer at the closing herein, and the Buyer, subject to all the terms and conditions hereof~ and in specific reliance upon the representations and warranties of the Seller contained herein, fully agrees to purchase the shares of CLS from the Seller for the Purchase Price and in the manner set forth below.

                         II.  TERMS OF THE TRANSACTION


     2.01 Purchase Price. The Purchase Price for the stock to be purchased pursuant to this Agreement shall be One Hundred Forty Two Thousand Dollars ($142,000.00).

     2.02 Payment of the Purchase Price. The Purchase Price as set forth in Paragraph 2.01 shall be paid by the Buyer as follows:

          A. The sum of Five Thousand Dollars ($5,000.00) as earnest money to be held in the account of CLS.

          B. The balance together with the earnest money shall be paid in cash, stock or debentures (as detailed in Exhibit "8") at closing.

     2.03 Financial Statement. As a condition precedent to Closing, Seller shall provide Buyer with the most recent Financial Statements of Seller, specifically setting forth the assets and liabilities of CLS. In addition thereto Seller shall deliver to Buyer an opinion of counsel that there has been no material change in said statements.

     2.04      Conditions Precedent to Closing.  As a condition precedent to
Closing:

          A. Buyer shall have had a period of sixty (60) days from April 5, 1995, in which to examine all of the books, records, and documents of CLS. with all Exhibits as set forth in this Agreement which are to be provided by Seller to Buyer for Buyer's review in which to satisfy itself as to the condition of CLS.

               (i) Buyer shall have the right to notify Seller of any reasons, in Buyer's sole discretion, during the inspection period for terminating this contract by written notice to Seller.

               (ii) In the event Seller is unwilling to correct such objections to the sale or in the event Buyer, in its sole discretion, terminates this Agreement for any reason during the inspection period, the earnest money shall be returned to Buyer and all respective rights and obligations of the parties shall cease.

               (iii) In the event Seller corrects such objections or Buyer does not terminate this Agreement as provided herein during the inspection period as provided herein, subject only to paragraph 2.05 of this Agreement the earnest money deposit shall belong to Seller notwithstanding the termination of the contract on Buyer's part.

     2.05      Closing Contingencies.

          A. The Closing of this transaction shall be specifically contingent upon the Buyer receiving approval from the Stockholders of Seller.

          B. If this agreement is not approved Stockholders of CLS through no fault of Buyer, then Buyer's option this Agreement may be cancelled and the money retained by Buyer and all negotiations of both shall terminate without further obligation.

     3.01 Time and Place and obligations to Close. The Closing of the sale and purchase of the Shares will take place on the Thirtieth (30th) business day after the final approval of this transaction by the Shareholders of CLS. Closing shall be held at the offices of the Seller at 2:00 p.m., or at such other time and place as the parties may mutually agree upon.

     3.02 Deliveries by the Seller. At the Closing, the Seller will deliver to the Buyer the following:

          A. Certificates representing the shares, accompanied by stock powers duly executed in blank and otherwise in form acceptable for transfer on the books of Company.

          B. The stock books, stock ledgers, minute books and corporate seal of CLS, together with all other records, books and documents of CLS Enterprises, INC. which are located in or without the corporate premises of CLS.

          C.   Resignations of all officers and directors of CLS.

          D.   Certificates of compliance with this Agreement under Paragraph
5.01 hereof.

     3.03 Deliveries by the Buyer. At the Closing, the Buyer will deliver to the Seller the following:

          A. The Buyer's bank's check or drafting instructions for the Cash Portion Purchase Price due at Closing - Stock Certificates or Debentures as specifically described in Exhibit "8".

                IV.  RESTRICTION ON THE CONDUCT PENDING CLOSING

     During the period pending Closing, the Seller agrees that except as otherwise consented to by the Buyer in writing, the Seller will comply with the following as regard Companies:

     4.01 Mortgage, Pledge, Etc. The Seller will not permit or allow any of the properties or assets, real, personal, or mixed, tangible or intangible, of CLS to be mortgaged, pledged, or subjected to any lien or encumbrance.

     4.02 Waived Rights, Etc. The Seller will not cancel or allow any other debts or claims, or waive any rights of substantial value, or sell or transfer any of CLS properties or assets, real, personal, or mixed, tangible, or intangible, except in the ordinary course of business and consistent with past practice.

     4.03 Compensation. The Seller will not grant or allow any general uniform increase in the compensation of CLS's employees (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing, or other plan or commitment), or any increase in any compensation payable or to become payable to any officer or employee, and no such increase (Whether general or otherwise) is required by any agreement, plan, statute, or regulation.

     4.04 Capital Expenditures The Seller will not make or allow any capital expenditures or commitments by CLS.

     4.05 Accounting. The Seller will not make any material change in any method of accounting or accounting practice for CLS, except as otherwise required by law.

     4.06 Payments to Officers. The Seller will not pay, loan, or advance any amount to, or sell, transfer, or lease any properties or assets (real, personal, or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, CLS's officers or directors or any "affiliate" or "associate" of any such officers or directors (as such terms are defined in the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended), except for compensation to officers, and reimbursement of expenses incurred by employees in connections with their employment, nor will it allow any such occurrences, except in the ordinary course of business and disclosed to Buyer.

     4.07 Dividends. The Seller will not declare or pay any dividend, or declare or make any distribution on, or directly or indirectly redeem, purchase, or otherwise acquire, any Shares of CLS's outstanding capital stock, nor will it allow any such occurrence.


     4.08 Corporate Existence. The Seller will maintain, renew, and keep in full force and effect CLS's corporate existence, rights, and franchises. The Seller will not amend CLS's charter or by-laws and duly comply with all laws, rules, and regulations applicable to CLS and to the conduct of its business.

     4.09 Merger, Etc. The Seller will not merge or consolidate CLS with any other person or acquire any new business through CLS or in any manner which involves the assets of CLS.

     4.10 Changes. The Seller will not suffer any damage, destruction or loss (whether or not covered by insurance) affecting CLS's properties, business or prospects, or waive any rights of substantial value.

                  V.   CONDITIONS OF THE BUYER'S OBLIGATIONS

     All obligations of the Buyer are subject to the fulfillment, as an absolute condition precedent to performance hereunder, prior to or at the Closing, of each of the following conditions by the Seller:

     5.01 Performance. The Seller shall have performed and complied with all agreements, obligations, and conditions required by this Agreement to be so performed or complied with, and a certificate signed by the Seller to such effect shall be delivered to the Buyer at the Closing.

     5.02 Consents. All consents from third parties required to consummate the transactions contemplated by this Agreement shall have been obtained.

     5.03 Resignations. The Buyer shall have received the undated resignations of all of CLS's directors and officers.

     5.04 Financial Condition. That Buyer shall have satisfied itself of financial condition of CLS which is accurately reflected in the financial statement attached as Exhibit "'2", and shall be satisfied that there has been no material change in the financial condition of the Company as reflected in the financial statement through the Closing.

     5.05 Approval. On or before the date of Closing, the Stockholders of CLS has given their consent and approval of the consummation of this Agreement.

               VI.  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller hereby represents and warrants as follows:


     6.01 Title to the Shares. It owns, and will transfer to the Buyer at the closing, good, valid, and marketable title to all of the Shares of stock of CLS free and clear of all liens, claims, options, change encumbrances whatsoever as described on Exhibit "3" if any, and that the Seller owns all issued and outstanding Shares of CLS, both common and preferred. At the time of Closing, there will be no outstanding options, warrants, or rights to purchase or acquire any of the stock of CLS.

     6.02 Valid and Binding Agreement. This Agreement constitutes a valid and binding Agreement of the Seller, enforceable in accordance with its terms, and neither the execution and delivery of this Agreement, nor, subject to the receipt of approval of the Stockholders, the consummation by the Seller of the transactions contemplated hereby (a) violates or will violate the certificate of incorporation or by-laws of CLS, or any statute or law or any rule, regulation or order of any court or governmental authority, or (b) violates or will violate, or conflicts with or will conflict with, or constitutes a default under or will constitute a default under, any contract, commitment, agreement, understanding, arrangement, or restriction of any kind to which the Seller or CLS is a party, or by which any of such parties is bound.

     6.03      Organization of CLS.

          A. CLS is a corporation duly organized, validly existing, and in good standing under the laws of Oklahoma and has the corporate power and authority to carry on its business as presently conducted in all states where it is licensed or admitted to do business or is doing business.

          B. Copies of the charter (Articles of Incorporation) and all amendments thereto, of CLS, as certified by the proper governmental official of the domiciliary state, and of its by-laws as amended to date, as certified by its Secretary (all of which will be delivered to the Buyer one week in advance of Closing), are complete and correct copies of the charter and by-laws of CLS, as amended and in effect on the date thereof.

     6.04      Capitalization of the Company

          A. The authorized capital stock of CLS consists of 50,000 shares of Common Stock, $1.00 par value, of which 200 shares are duly authorized, validly issued and outstanding, fully paid and non-assessable and 50,000 shares of Preferred Stock, $1.00 par value of which -0- shares are duly authorized, validly issued and outstanding.

          B. Except for pre-emptive rights, if any, there are no outstanding options, warrants, or rights to purchase or acquire any issued, unissued, or treasury shares of capital stock or other securities of CLS, and no unissued or treasury shares of capital stock or other securities of CLS are reserved for issuance for any purpose and there are no contracts, commitments, agreements, understandings, arrangements, or restrictions to which any of CLS, or any of the Seller is a party or by which any of them is bound relating to any shares of common stock or other securities of CLS, whether or not outstanding.

          C. The current financial condition of CLS is accurately reflected in its financial statements attached as Exhibit "2" and there has been no material change in the financial condition of CLS as reflected in those financial statements, and there are no other debts, liabilities, or obligations of CLS, whether accrued, absolute, contingent, or otherwise due or to become due (including without limitations, liabilities for taxes of any kind whatsoever), or arising out of transactions occurring, or any state of facts existing, on or prior to the date of such statements, to the date of Closing.

     6.05 Tax Returns. CLS have duly filed all tax reports and returns required to be filed by it and has duly paid all taxes and other charges due or claimed to be due from it by Federal, State or Local taxing authorities (including, without limitation, those due in respect of its properties, income, franchise, licenses, sales, and payrolls).

     6.06 Leases. If required Exhibit "4" hereto contains an accurate and complete description of the terms of (i) all leases pursuant to which CLS leases real or personal property owned by CLS. All such leases are, as of the date hereof, valid, enforceable in accordance with their terms and in full force and effect without any default thereunder.

     6.07 Litigation. Except as set forth in Exhibit "5" hereto, there are no actions, proceedings, or investigations pending, or (to the best knowledge and belief of the Seller) threatened against CLS, including without limitations, all matters arising out of the corporate regulatory authority of any state; and neither CLS nor the Seller know of , has any reason to know if any basis for any such action, proceeding, or investigation. There is no event or condition of any kind or character pertaining to the business or assets of CLS that may materially and adversely affect any such business or assets.

     6.08 Bank Accounts. Exhibit "6" hereto sets forth the names and locations of all banks in which CLS has an account or safe deposit box, and the names of all persons authorized to draw thereon, or to have access thereto. One week prior to Closing, the Seller will deliver to Buyer copies of all records, including all signature or authorization cards pertaining to such bank accounts.

     6.09 No Outstanding Contract. CLS has (i) no outstanding contracts that are not cancelable by it on notice not more than thirty (30) days and without liability, penalty, or premium, except those identified in Exhibit "7"

     6.10 No Powers of Attorney. CLS has not given any power of attorney to any person, firm, or corporation for any purpose whatsoever other than in connection with the issuance of Notary undertakings. Any such Powers are included in Exhibit "10" attached hereto.

     6.11 Compliance with Applicable Law CLS have duly complied, in respect of its operations, real property, equipment, all other property, practices, an all other aspects of its business, with all applicable laws (whether statutory or otherwise), rules, regulations, orders, ordinances, judgements, and decrees of all governmental authorities (Federal, State, Local or otherwise).

     6.12 Assets Necessary to Business. CLS has good, valid, absolute and marketable title to all of its properties and assets, real, personal, and mixed, tangible and intangible, held in each case subject to no lease, mortgage, lien, charge, security interest, encumbrance, or restriction whatsoever, except as set forth in the financial statements attached hereto as Exhibit "2". The furniture, fixtures, and equipment of CLS, if any, are in good condition and repair, reasonable wear and tear excepted, as described in the inventory dated (Not applicable No Equipment.) a copy of which is attached hereto as Exhibit "9".

     6.13 Disclosure. No representation or warranty by the Seller in this Agreement, or in any writing attached hereto, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact (of which the Seller, its directors or stockholders has knowledge or notice) required to make the statements herein or therein contained not misleading.

               VII.  REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer hereby represents and warrants as follows:


     7.01 Organization of the Buyer. The Buyer is Summit Life Corporation, an Oklahoma Corporation.

     7.02 Authorization The execution and delivery of this Agreernent by the Buyer and the consummation by the Buyer of the transactions contemplated hereby has been duly authorized.

     7.03 Valid and Binding Agreement. This Agreement constitutes a valid and binding agreement of the Buyer, enforceable in accordance with its terms.

     7.04 Investment Interest The Buyer is acquiring the shares of CLS for its own account and for investment and not with a view to any resale, distribution, subdivisions, or fractionalization thereof, within the meaning of the Securities Act of 1933, as amended.

                       VIII.  OBLIGATIOUS OF THE PARTIES

     Pending the Closing, and except as otherwise consented to by the Buyer in writing, the Seller will cause the Company to, and Company will, comply with the following:

     8.01 Full Access. The Seller and CLS will permit the Buyer and its counsel, accountants, and other representatives, full access to its property, books, and records in order that the Buyer may have full opportunity to make such investigations as it shall desire to make of the affairs of CLS: and the officers of CLS will furnish the Buyer with such additional financial and operating data and other information as to its business and property as the Buyer shall, from time to time, reasonably request.

     8.02 Approvals. As promptly as is practible, the Buyer shall make application for all authorizations and approvals of regulatory bodies or officials and all consents of third parties necessary to permit the consummation of the transactions contemplated hereby; and the Seller shall cooperate with and assist the Buyer in the prosecution by it of all obligations, approvals, and consents.

     8.03 Financial Statements. The Seller will deliver to the Buyer such interim unaudited financial statements of Company as the Buyer may reasonably request.

                    IX.  CONDITIONS OF SELLER'S OBLIGATIONS

     All obligations of the Seller under this Agreement are subject to the fulfillment, prior to or at the Closing of each of the following conditions:

     9.01 Performance. The Buyer shall have performed and complied with all agreements, obligations, and conditions required by this Agreement.

                               X.  MISCELLANEOUS

     10.01 Materiality. Unless otherwise specified, the word material as used herein to limit or qualify any provision hereof shall mean:

          A. Either liability to or liability of Company in an amount of more than Five Thousand Dollars ($5,000.00) as to each such item so limited or qualified, and in an amount of more than Ten Thousand Dollars ($10,000.00) as to all such items so limited or qualified in the aggregate: or

          B. Of such a nature as to have an effect on the business or operations of Company to the extent that:

               1. It would cause the revocation, suspension or limitation of any of CLS's licenses or other necessary regulatory approvals to do business in any state where the Company is now licensed; or

               2. The costs of the Buyer, including fines, penalties, and attorney's fees, of correcting or eliminating such effect exceed the amount set forth above.

     10.02 Nature and Survival Representations and Warranties The representations and warranties contained in and made pursuant to this Agreement shall survive the execution and delivery of this Agreement and all inspections, examinations, and audits made at any time by or on behalf of any of the parties.

     10.03

     A. Indemnifications. In the event of any claim by a third party which is a violation of any representation or warranty of the Seller, the Buyer will notify the Seller immediately, and the Seller has the right and obligation to defend and settle such claim at its expense. Provided, however, should the Seller fail to assume the defense of such claim within ten (10) days after delivery of such notice to the Seller, the Buyer has the right to assume the defense and settlement of the claim, and the Seller agrees to indemnify and hold the Buyer harmless from all costs and expense incurred in the defense and settlement.

     10.04 Termination. This Agreement may be terminated under any of the following circumstances by notice given on or before the Closing date;

          A. The Buyer shall have the right to terminate if any of the following events occur:

               1. The Buyer shall, during the period from the date hereof to the Closing date, learn of any fact or condition with respect to CLS which is at variance with one or more of the warranties or representations of the Seller set forth in this Agreement:

               2. The transaction under this Agreement shall not have closed on or before July 1, 1995, for any reason other than the failure of the Buyer to meet its obligations under this Agreement, it being understood that nothing in this Agreement shall obligate the Buyer to agree to postponement. of such date.

          B. The Seller shall have the right to terminate if any of the following events shall occur:

               1. The transaction under this Agreement shall not have closed on or before July 1, 1995, for any reason other than the failure of the Seller to meet its obligations under this Agreement, it being understood that nothing in this Agreement shall obligate the shareholders to agree to a postponement of such date

               2. The Buyer shall fail in any material respect to meet its obligations under Section VII hereof.

          C. Either the Buyer or Seller may, at its election waive any of its rights to terminate this Agreement under the foregoing provisions, and shall be deemed to have waived such rights upon completion of the Closing under this Agreement.

     10.05 Commissions. The Seller and the Buyer acknowledge that there are no claims by any party for brokerage commissions or finders fees in connection with the transactions contemplated by this Agreement.

     10.06 Expenses. All fees and expenses incurred by the Seller in connection with the transactions contemplated by this Agreement shall be borne by the Seller, and the same holds true for the Buyer.

      10.07 Further Assurances. The Seller agrees that it will, without further consideration, and at its own expense, execute and deliver such other documents, and take such other action, as may reasonably be requested in order to more effectively consummate the transactions contemplated hereby.

      10.08 Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the representative personnel and legal representatives, successors, and assigns of the parties hereto.

     10.09 Entire Agreement: Amendments. This Agreement, including the Exhibits, schedules, lists and other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, covenants, or undertakings other than those expressly set forth herein. This Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective successors or assigns. Any condition to a party's obligation hereunder may be waived by such party in writing.

      10.10 Headings. The Section and Paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

      10.11 Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, registered or certified mail, return receipt requested, postage prepaid:

                          If to the Seller

       Charles L Smith  P.O. Box 15808  Del City, OK 73155

                          If to the Buyer

       Summit Life Corp.  P.O. Box 15808  Del City, OK 73155

      10.12 Assignment. The Buyer shall have the right to sell, assign, or transfer this Agreement with all its right, title, and interest therein to any person, firm, corporation at any time during the term of this Agreement.

      10.13 Governing Law. This Agreement, the terms conditions and obligations hereunder shall be governed construed according to the laws of the State of Oklahoma.

      10.14 Gender. All personal pronouns used in this Agreement shall include the other genders whether used in the masculine or feminine or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date adjacent to their signatures.

     SELLER:    CHARLES L. SMITH      /s/
                                      ----------------------------------------


                JAMES L. SMITH        /s/
                                      ----------------------------------------

     BUYER:     SUMMIT LIFE CORPORATION


                By /s/
                  ----------------------------------------

                Title:
                      ------------------------------------


                Dated:
                      ------------------------------------



Attest:

/s/
--------------------------
CHARLES L. SMITH